UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2017

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]
Item 1.01     Entry into a Material Definitive Agreement
On October 24, 2017, MacroGenics, Inc. (the “Company”) entered into an exclusive global collaboration and license agreement (the “Agreement”) with Incyte Corporation (“Incyte”) for the Company’s MGA012 molecule, an investigational monoclonal antibody (mAb) that inhibits programmed cell death protein 1 (PD-1). Under the terms of the Agreement, Incyte has obtained exclusive worldwide rights from the Company for the development and commercialization of MGA012 in all indications, while the Company retains the right to develop its pipeline assets in combination with MGA012. Further, the Company retains the right to manufacture a portion of both companies’ global clinical and commercial supply needs of MGA012. The transaction is expected to close in the fourth quarter of 2017, subject to the early termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and customary closing conditions.
Upon closing, Incyte will pay the Company an upfront payment of $150 million. The Company will also be eligible to receive up to an additional $750 million in potential clinical, regulatory and sales milestone payments related to MGA012. In addition, the Company will be eligible to receive royalty payments based on global net sales of MGA012 by Incyte.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of its therapeutic candidates, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and future expectations and plans and prospects for the Company. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.
Item 7.01.     Regulation FD Disclosure.
On October 25, 2017, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information furnished pursuant to this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1        Press Release, dated October 25, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2017	MACROGENICS, INC.
	By:	/s/ Jeffrey Peters Jeffrey Peters Vice President and Acting General Counsel